                                                                      EXHIBIT 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Household International, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated January 21, 1998, included in this annual report on Form 10-K of Household International, Inc. for the year ended December 31, 1997, into the Company's previously filed Registration Statements No. 2-86383, No. 33-21343, No. 2-97495, No. 33-45454, No. 33-45455, No. 33-52211, No. 33-58727, No.
333-00397, No. 33-44066, No. 333-03673, No. 333-39639 and No. 333-36589 on Form
S-8, Registration Statements No. 33-48854, No. 33-56599, No. 33-57249, No.
333-1025 and No. 333-27305 on Form S-3, and Registration Statement No. 333-35657 on Form S-4.


/s/ Arthur Andersen LLP

Chicago, Illinois
March 23, 1998